Exhibit 10.59
Amendment No. 10 to the Discover Financial Services
Directors’ Compensation Plan
Effective as of December 14, 2022, the Discover Financial Services Directors’ Compensation Plan (the “Plan”), is hereby amended in the following respects:
•Adding the following subsection (e) to the text of Section 7 Retainer and Other Fees:
(e)    Special Committee. In addition to the Annual Retainer and fees provided for in Sections 7(a)-(c) above, each Eligible Director who is a Member of the Special Committee formed on June 16, 2022 shall be entitled to a one-time committee member fee of $20,000.